                                          EXLN CONFIDENTIAL
                              SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation  Agreement and General Release  ("Agreement") is made and entered into this
22nd day of January, 2001 by and between eXcelon Corporation,  a Delaware Corporation ("EXLN");  and
Lawrence Alston, an individual residing at 7 Morningside Avenue, Natick, MA 01760 ("Alston").

                                    W I T N E S S E T H T H A T:

         WHEREAS,  EXLN has employed  Alston most recently as Vice President,  Product  Strategy and
Chief Technology Officer; and

         WHEREAS,  EXLN and  Alston  wish to set  forth  the terms of the  termination  of  Alston's employment with EXLN;

         NOW, THEREFORE,  for good and valuable consideration,  the receipt and sufficiency of which are hereby acknowledged, EXLN and Alston hereby agree as follows:

         1. Alston hereby agrees to resign as Vice President,  Product Strategy and Chief Technology
Officer of EXLN,  effective as of January 22, 2001 (the  "Effective  date of  Termination").  At the request of EXLN,  Alston  will  execute  and deliver to EXLN a separate  instrument  embodying  such resignation.

         2. EXLN agrees to pay Alston a total amount of $112,500  payable in  installments of $7,500 on a  semi-monthly  basis,  less  applicable  deductions,  for a period of seven and one half (71/2)
months in accordance  with EXLN's  standard  payroll  policies,  and EXLN shall provide  Alston with medical and dental insurance benefits  consistent with those provided to Alston immediately prior to termination, less Alston's applicable contribution, for a period of seven and one half (71/2) months following the Effective Date of Termination,  provided,  however, that if Alston becomes re-employed
with  another   employer  and  is  eligible  to  receive  such  insurance   benefits  under  another
employer-provided plan, the insurance benefits set forth herein shall terminate immediately upon the initialization of such benefits under another  employer-provided  plan. In addition,  EXLN shall pay
Alston his performance bonus amount,  pursuant to existing compensation agreements in effect for the year 2000, less applicable deductions.

         3. EXLN  agrees  that Alston may retain the  personal  computer  provided to him during his employment with EXLN,  provided that Alston agrees and  acknowledges by his signature below that (i)
all  Confidential  Information  and material  belonging to EXLN,  including  without  limitation all software, documentation,  records, forms, customer lists and data, has been removed and deleted from such computer;  (ii) Alston has ceased any and all utilization of such Confidential  Information and material; and (iii) no copies of such Confidential Information and material have been made.

         4. All options which have heretofore been granted to Alston under EXLN's 1997  Nonqualified
Stock Option Plan,1996 Stock Incentive and Nonqualified  Stock Option Plan, 1995 Nonqualified  Stock
Option Plan,  and/or 1996 Employee Stock Purchase Plan (the  "Options")  shall be  exercisable,  and expire, in accordance with their terms in effect as of the date of this Agreement. The Options shall continue to vest until the Effective date of Termination and no Option or portion thereof shall vest after the Effective Date of  Termination.  Notwithstanding  the foregoing and anything  contrary set forth in the terms and conditions of the foregoing  plans,  and subject to the Board of Directors of
EXLN's approval,  which approval shall not be unreasonably withheld,  Alston shall have the right to exercise any vested Options, as of the Effective Date of Termination, up until July 22, 2001.

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                                          EXLN CONFIDENTIAL

         5. Alston specifically  acknowledges that the payments made and benefits extended hereunder by EXLN are in lieu of all other  benefits and  payments  which  otherwise  may have been payable to
Alston as a result of his separation  from EXLN under benefit plans or policies of EXLN,  including, without  limitation,  additional  severance,  bonus payments and  separation  pay, and Alston hereby waives any rights he may have in or to any such other  benefits or payments,  it being the intention of the parties hereto to convert and merge all such rights into this Agreement.

         6. Alston  hereby  acknowledges  and ratifies his  obligations  under the  NON-COMPETITION,
NON-SOLICITATION,  NON-DISCLOSURE AND DEVELOPMENTS AGREEMENT, dated November 19, 1998 between Alston and EXLN,  which is attached hereto and incorporated  herein by reference,  and further agrees to be bound by the terms thereof.

         7. Alston, for good and valuable consideration the receipt of which is hereby acknowledged, for himself and his legal  representatives,  successors,  and assigns hereby releases,  remises, and forever  discharges EXLN, its subsidiaries  and affiliates,  and their respective past,  present and
future  agents,   officers,   directors,   shareholders,   attorneys,   employees,   servants,   and
representatives  and all of EXLN's heirs,  successors,  predecessors,  and assigns,  of and from all manner of actions, causes of actions, suits, debts, demands, damages, costs, expenses,  obligations, agreements,  and claims whatsoever, at law, in equity, or otherwise,  known or unknown, which Alston has or may  have,  either  now or at any time  before  the  date of this  Agreement,  against  EXLN, including but not limited to any claims arising out of or in any way related to Alston's  employment by EXLN,  Alston's  resignation as Vice President,  Product Strategy and Chief Technology Officer of
EXLN, and/or the termination of Alston's employment by EXLN; provided, however, that any claims that
Alston may make  against  EXLN for breach of this  Agreement  are  specifically  exempted  from this release. Alston acknowledges and agrees that the payments and benefits to be made to Alston pursuant to this  Agreement  are over and above any other money or benefits that would be due to Alston under the terms of his employment with EXLN and EXLN's usual policies and practices.

         8. Alston and EXLN hereby agree to be publicly  supportive of each other. Alston agrees not to criticize,  disparage or otherwise comment  negatively about,  orally or in writing,  directly or indirectly,  EXLN, its subsidiaries,  affiliates or any of their respective past,  present or future officers, directors,  employees, agents, businesses,  products or services. Alston agrees to use his best efforts to ensure that none of the members of his family so criticize or disparage  any of such persons or entities.  Alston further agrees that he shall be publicly and privately  cooperative and supportive of EXLN in regard to its personnel,  corporate  practices and policies and other matters.
EXLN agrees not to  disparage  or make  negative  statements  about  Alston and to be  publicly  and privately cooperative and supportive of Alston in regard to his transition.

         9. Alston  agrees  that,  except as may be  required  by law or as may be mutually  agreed,
Alston will keep the terms and existence of this Agreement completely and strictly confidential, and that Alston will not hereafter disclose any information  concerning this Agreement to anyone, except to the extent necessary to enforce this Agreement.

         10. With the  exception of the personal  computer set forth above,  Alston agrees to return any and all property,  whether  tangible or  intangible,  provided to Alston by EXLN, as a condition precedent to EXLN's obligations hereunder.

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                                          EXLN CONFIDENTIAL

         11.  This  Agreement  and  the   NON-COMPETITION,   NON-SOLICITATION,   NON-DISCLOSURE  AND
DEVELOPMENTS AGREEMENT, attached hereto, embodies the entire understanding and agreement between the parties, and supersedes all other oral or written agreements or understandings,  between the parties regarding the subject matter hereof,  including  without  limitation any terms and conditions of any employment agreement or other similar agreement(s), and it shall be binding and inure to the benefit of the  successors  and assigns of each. No change,  alteration or  modification  hereof may be made except in a writing signed by both parties hereto.  This Agreement and the rights and obligations of the  parties  hereunder  shall be  construed  in  accordance  with and  governed  by the laws of The
Commonwealth of  Massachusetts  (disregarding  any choice of law rules which may look to the laws of any other jurisdiction).

         12. The parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any other  representation  or  statement  made by any person or entity with regard to the subject matter,  basis,  or effect of this  Agreement,  with the sole exception of the provisions set forth herein.  Mistakes of fact or law shall not constitute grounds for modification, avoidance or rescission  of the terms and  conditions  of this  Agreement.  The fact that a party or counsel  for a party  drafted a  provision  or  provisions  of this  Agreement  shall not cause that provision or those provisions to be construed against the drafting party.

         13. This  Settlement  may be executed  in one or more  counterparts,  each of which when so executed shall be deemed an original,  but all of which  together shall  constitute one and the same instrument.

         14.  In  entering  into  this  Agreement,  the  parties  represent  that  they have had the opportunity  to seek the  advice  of legal  counsel  and that the terms of the  Agreement  have been completely  read and  explained to them and that those terms are fully  understood  and  voluntarily agreed to.

EXLN:                                                                 Alston:
eXcelon Corporation                                                   Larry Alston

By:_____________________________                                      By:___________________________

Name:___________________________                                      Name:_________________________
        (Printed or Typed)                                                    (Printed or Typed)

Title:____________________________

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